Exhibit 10.4

SECURITY AGREEMENT

This SECURITY AGREEMENT (this “Agreement”) is made as of July 30, 2010 and is given by VIRTUSA CORPORATION, a corporation organized under the laws of the State of Delaware and having its chief executive office at 2000 West Park Drive, Westborough, Massachusetts 01581 (the “Borrower”) to JPMORGAN CHASE BANK, N.A., having an address of 12 Corporate Woods Blvd., Albany, NY 12211, as administrative agent for itself and for the Lenders party to the Credit Agreement, as defined below (the “Agent”).

The Borrower, the Agent and the Lenders have entered into a certain Credit Agreement of even date herewith (as the same may be amended, modified, supplemented, extended or restated from time to time, the “Credit Agreement”) pursuant to which the Lenders have agreed to make loans and other credits to the Borrower upon the terms and subject to the conditions set forth therein.

The Lenders have required as a condition precedent to entering the Credit Agreement that the Borrower execute and deliver this Agreement and to grant the security interests referenced herein.

In order to induce the Agent and the Lenders to enter into the Credit Agreement and to make or continue to make available to the Borrower loans and other extensions of credit upon the terms and subject to the conditions set forth therein, and in consideration thereof, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Borrower agrees as follows:

Section 1. Definitions.  All capitalized terms used herein or in any certificate, report or other document delivered pursuant hereto shall have the meanings assigned to them below or in the Credit Agreement (unless otherwise defined).  Except as otherwise defined, terms defined in the Uniform Commercial Code and used herein shall have the meanings set forth in the Uniform Commercial Code; provided, however, that the term “instrument” shall be such term as defined in Article 9 of the Uniform Commercial Code rather than Article 3 of the Uniform Commercial Code.

Accounts.  All rights of the Borrower to payment of monetary obligation (i) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (ii) for services rendered or to be rendered, (iii) for a secondary obligation incurred or to be incurred, or (iv) arising out of the use of credit or charge card or information contained on or for use with the card; and all sums of money and other proceeds due or becoming due thereon, all notes, bills, drafts, acceptances, instruments, documents and other debts, obligations and liabilities, in  whatever form, owing to the Borrower’s rights pertaining to and interest in such property, including the right of stoppage in transit, replevin or reclamation; all chattel paper; all insurance proceeds; all other rights and claims to the payment of money, under contracts or otherwise; and all other property constituting “accounts” as such term is defined in the Uniform Commercial Code.

Collateral.  All personal property and fixtures belonging to the Borrower or in which the Borrower has any rights, of every kind and description, tangible and intangible, whether now owned or existing or hereafter arising or acquired; including, without limitation, all Accounts, Equipment, General Intangibles, Inventory and Investment Property, together with all goods, instruments, documents of title, policies and certificates of  insurance, commercial tort claims, chattel paper (whether tangible or electronic), deposit  accounts, letter of credit rights (whether or not the letter of credit is evidenced by a writing) and other property owned by the Borrower or in which the Borrower has an interest and including, without limitation, any cash that is now or may hereafter be in the possession, custody, or control  of the Lender or its participants or assigns for any purpose; any and all additions, substitutions, replacements and accessions to foregoing and all supporting obligations relating to the forgoing; and all Proceeds and Property and products of any of the foregoing; but excluding all Intellectual Property.

Encumbrance. Any mortgage, pledge, security interest, lien or other charge or encumbrance of any kind or nature (including, without limitation, the lien or retained security title of a conditional vendor) upon or with respect to any property.

Equipment. All machinery, equipment, and fixtures, furniture, furnishings, trade fixtures, specialty tools and parts, motor vehicles and materials handling equipment of the Borrower, together with the Borrower’s interest in, and right to, any and all manuals, computer programs, data bases and other materials relating to the use, operation or structure of any of the foregoing; and all other property constituting ‘equipment’ as such term is defined in the Uniform Commercial Code.

General Intangibles. Except for the Intellectual Property, all rights of the Borrower under contracts to enjoy performance by others or to be entitled to enjoy rights granted by others, including without limitation any licenses; all payment intangibles; all obligations and indebtedness of any kind (other than Accounts) owning to the Borrower from whatever source arising; all contract rights; all rights of the Borrower as a bailor; all tax refunds; all right, title and interest of the Borrower in and to all software, documents, books, records, files and other information (on whatever medium recorded, and including without limitation computer programs, tapes, discs, punch cards, data processing software and related property and rights) maintained by the Borrower that reflect the conduct of the Borrower’s business, such as financial records, marketing and sales records, research and development records, and design, engineering and manufacturing records; all rights under service bureau service contracts; all computer data and the concepts and ideas on which said data is based; all data bases, all customer lists, and all other property constituting “general tangibles” as such term is defined in the Uniform Commercial Code.

Intellectual Property. All of the following, to the extent owned by (and not licensed to)  the Borrower (i) United States and foreign patents, patent applications and statutory invention registrations, including reissues, divisions, continuations, substitutions, renewals, continuations in part, extensions and reexaminations thereof, and all improvements thereto, (ii) software, databases, copyrightable works, websites, copyrights (registered, renewed or otherwise) and registrations, renewals and applications for registration or renewal thereof, (iii) trademarks, trademark applications, service marks, service mark applications, trade dress, logos, slogans, symbols, trade names, internet domain names, brand names, product names, fictitious names, corporate names, and other source identifiers and all reissues, extensions and renewals thereof and the goodwill of the business symbolized thereby and associated therewith, (iv) trade secrets, know-how, technology, inventions and discoveries and (v) any and all right, title, and interest in and to the foregoing, including the right to sue for past, present, and future infringement, in all of such cases (i) through (v), whether used, held for use, supported, maintained, marketed or otherwise.

Inventory. All goods, merchandise and other personal property (including warehouse receipts and other negotiable and non-negotiable documents of title covering any such property)  of the Borrower that are held for sale, lease or other disposition or to be furnished under  contracts of service (or that are so furnished), or for display or demonstration, or leased or consigned, or that are raw materials, piece goods, work-in-process, finished goods or supplies or other materials used or consumed or to be used or consumed in the Borrower’s business, whether in transit or in the possession of the Borrower or another, including without limitation all goods covered by purchase orders and contracts with suppliers and all goods billed and held by suppliers and goods located on the premises of any carriers, forwarding agents, truckers, warehousemen, vendors, selling agents or other third parties; all plans, drawings, diagrams, schematics, assembly and display materials relating to any of the foregoing; and all other property constituting “inventory” as such term is defined in the Uniform Commercial Code.

Investment Property. All the securities (whether certificated or uncertificated) of the Borrower, including without limitation all stocks, bonds Treasury bills, certificates of deposits, mutual or money market fun shares, security entitlements, securities accounts, commodity contracts and commodity accounts; and all sums due or to become due on any of the foregoing, and all securities, instruments or other property purchased or acquired as a result of the investment and reinvestment thereof as hereinafter provided, and all other property constituting “investment property” as such term is defined in the Uniform Commercial Code; excluding any capital stock, or other equity interests of any Subsidiary of the Borrower.

Perfection Certificate. The Perfection Certificate and Borrower Certification signed by an authorized representative of the Borrower in the form attached hereto as Exhibit A.

Proceeds. All proceeds received of and all other profits, rentals and receipts, in whatever form, or arising from any Collateral, including whatever is received or acquired upon the sale, lease, exchange, assignment, licensing or other disposition of any Collateral; whatever is  received, collected on or distributed on account of any Collateral; all rights arising out of any  Collateral; all claims arising out of the loss, nonconformity, interference with the use of defects  or infringement of rights in, or damage to or destruction of, any Collateral; any insurance payable by reason of the loss, damage or nonconformity of, defects or infringement of rights in, or damage to or destruction of, any Collateral; any unearned premiums with respect to policies of insurance in respect of any Collateral; and condemnation or requisition payments with respect to any Collateral; and all other property constituting “proceeds” as such term is defined in the Uniform Commercial Code; in each case whether now or existing or hereafter arising.

Secured Obligations. All Obligations of the Borrower under or in respect of the Loan Documents.

Security Interests  The security interests and liens granted pursuant to Section 2 hereof,  as well as all other security interests created or assigned as additional security for the Secured Obligations pursuant to this Agreement.

Uniform Commercial Code The Uniform Commercial Code as in effect in  the State of New York, provided, that if by reason of mandatory provisions of  law, perfection, or the effect of perfection or non-perfection, of the Security Interests of any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “Uniform Commercial Code” means the Uniform Commercial Code as in effect in such other jurisdiction for the purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection, as the case may be.

Section 2. Grant.

(a)          To secure the full and punctual payment and performance of the Secured Obligations, the Borrower hereby assigns and pledges to the Agent, its successors and assigns, for the ratable benefit of the Lenders, all of its rights, title and interest in, and grants to the Agent, its successors and assigns, for the ratable benefit of the Lenders, a continuing security interest in, the Collateral of the Borrower. The Security Interests are granted as security only and shall not subject the Agent to, or transfer to the Agent or in any way affect or modify, any obligation or liability of the Borrower with respect to any of the Collateral, or any transaction in connection therewith.

(b)          Upon the execution of this Agreement, and from time to time thereafter at the written request of the Agent, the Borrower shall deliver to the Agent such Uniform Commercial Code financing statements, assignments, continuation statements, amendments, instruments and notices and assignments under the Assignment of Claims Act of 1940, as amended (collectively, the “Perfection Documents”), as may be reasonably required for the Agent to perfect or maintain the perfection of its Security Interest in all Collateral. Any such financing statements, continuation statements or amendments may be prepared and filed by the Agent at any time in any jurisdiction.

Section 3. Representations, Warranties, and Covenants. The Borrower hereby makes the following representations and warranties, and agrees to the following covenants, each of which representations, warranties and covenants shall be continuing and in force as long as this Agreement is in effect:

3.1  Name; Location; Changes.

(a)         The name of the Borrower set forth in the Perfection Certificate is the true and correct legal name of the Borrower, and except as otherwise disclosed to the Agent in the Perfection Certificate, the Borrower has not done business as or used any other name.

(b)           The state of organization of the Borrower set forth in the Perfection Certificate is the true and correct state of organization of the Borrower and the Borrower is duly organized and in good standing in such state on the date hereof.

(c)           The address of the Borrower set forth in the Perfection Certificate is the Borrower’s chief executive office and the place where its business records are kept. Except as disclosed on the Perfection Certificate, all tangible Collateral of the Borrower other than Investment Property is located at such chief executive office, and except as disclosed on the Perfection Certificate, such Collateral has remained located at its current location for the four consecutive months immediately prior to the date hereof.

(d)           The Borrower will not change its name, identity or organizational structure, nature, or jurisdiction or organization, or chief executive office or place where its business records are kept, or move any tangible Collateral (other than Investment Property) to a location other than those set forth in the Perfection Certificate, or merge into or consolidate with any other entity, unless permitted under the Credit Agreement and unless the Borrower shall have given the Agent at least 30 days’ prior written notice thereof and the Borrower shall have delivered to the Agent or authorized Agent to file such new Uniform Commercial Code financing statements or other documentation as may be necessary or required by the Agent to ensure the continued perfection and priority of the Security Interests.

(e)           The Borrower has delivered the Perfection Certificate to the Agent with the Credit Agreement. All information set forth in such Perfection Certificate is true and correct in all material respects. The Borrower agrees to supplement the Perfection Certificate promptly after obtaining information which would require a correction.

3.2.   Ownership of Collateral; Absence of Liens and Restrictions. The Borrower is, and in the case of property acquired after the date hereof, will be, the sole legal and equitable owner of the Collateral, holding good and marketable title to the same free and clean of all Encumbrances except for the Security Interests and Permitted Encumbrances, and has good right and legal authority to assign, deliver, and create a security interest in such Collateral in the manner herein contemplated. The Collateral is genuine and is what it is purported to be. The Collateral is not subject to any material restriction that would prohibit or restrict the assignment, delivery or creation of the security interests contemplated hereunder.

3.3  First Priority Security Interest. This Agreement creates a valid and continuing lien on and security interest in the Collateral, and upon the filing of Uniform Commercial Code financing statements in the appropriate offices for the locations of Collateral listed in the Borrower’s Perfection Certificate, the Security Interests will be perfected (except to the extent a security interest may not be perfected by filing under the Uniform Commercial Code), prior to all other Encumbrances other than as disclosed in the Credit Agreement as Permitted Encumbrances, and is enforceable as such against creditors of the Borrower, any owner of the real property where any of the Collateral is located, any purchaser of such real property and any present or future creditor obtaining a lien on such real property.

3.4  No Conflicts. Neither the Borrower nor any of its predecessors has performed any acts or is bound by any agreements which might prevent the Agent from enforcing the Security Interest or any of the terms of this Agreement or which would limit the Agent in any such enforcement. Except as specifically disclosed in the Perfection Certificate, no financing statement under the Uniform Commercial Code of any state or other instrument evidencing a lien that names the Borrower as debtor is on file in any jurisdiction and the Borrower has not signed any such document or any agreement authorizing the filing of any such financing statement or instrument.

3.5   Sales and Further Encumbrances. Except for sales in the ordinary course of business and transactions permitted pursuant to the Credit Agreement, the Borrower will not sell, grant, assign or transfer any interest in, or permit to exist any Encumbrances on, any of the Collateral, except the Security Interests as permitted by the Credit Agreement.

3.6   Fixture Conflicts: Required Waivers. The Borrower intends, to the extent not inconsistent with applicable law, that the Collateral shall remain personal property of the Borrower and shall not be deemed to be a fixture irrespective of the manner and its attachment to any real estate. The Borrower will deliver to the Agent such disclaimers, waivers or other documents as the Agent may request to confirm the foregoing, executed by each person having an interest in such real estate.

3.7   Validity of Accounts. Each Account constituting Collateral is and, to the best of the Borrower’s knowledge, shall be a valid, legal and binding obligation of the party purported to be obligated thereon, enforceable in accordance with its terms and free of material set-offs, defenses or counterclaims. The Borrower has no knowledge of any fact that would materially impair the validity or collectibility of any of the Accounts constituting Collateral.

3.8   Inspection; Verification of Accounts. The Borrower shall keep complete and accurate books and records relating to the Collateral, and upon request of the Agent, shall stamp or otherwise mark such books and records in such manner as the Agent may reasonably request in order to reflect the Security Interest. The Borrower will allow the Agent and its designees to examine, inspect and make extracts from or copies of the Borrower’s books and records, inspect the Collateral and arrange for verification of Accounts constituting Collateral directly with any account debtors or by other methods, upon reasonable notice and under reasonable procedures established by the Agent after consultation with the Borrower.

3.9    Collection and Delivery of Proceeds; Lockboxes.

(a)             The Borrowers will diligently collect all of its Accounts constituting Collateral until the Agent exercises its rights to collecting the Accounts pursuant to this Agreement. After the occurrence and during the continuance of an Event of Default, all Proceeds of Accounts, Inventory and other Collateral received by the Borrower, whether in the form of wire or ACH transfers, cash, checks, notes, or other instruments, shall be held in trust for the Agent and, upon request of the Agent, shall be delivered daily to the Agent, without commingling, in the identical form received (properly endorsed or assigned where required to enable the Agent to collect the same), for application to the Secured Obligations. If any Accounts are at any time evidenced by tangible chattel paper, promissory notes, trade acceptances or other instruments, the Borrower will promptly deliver the same to the Agent appropriately endorsed to the Agent’s order and, regardless of the form of such endorsement, the Borrower hereby waives presentment, demand, notice of dishonor, protest, notice of protest, and all other notices with respect thereto.

(b)          The Borrower shall, at the request of the Agent at any time, notify account debtors, and the Agent may itself, after the occurrence and during the continuance of an Event of Default notify account debtors directly, of the Security Interest of the Agent in any Account and that payment thereof is to be made directly to the Agent for application to the Secured Obligations.

3.10  Insurance. The Borrower shall at all times maintain liability and casualty insurance on the Collateral with financially sound and reputable insurers in such amounts and with such coverages, endorsements, deductibles and expiration dates as the officers of the Borrower in the exercise of their reasonable judgment deem to be adequate, as are customary in the industry for companies of established reputation engaged in the same or similar business and owning or operating similar properties and as shall be reasonably satisfactory to the Agent. The Agent shall be named as loss payee, additional insured and/or mortgagee under such insurance as the Agent shall require from time to time, and the Borrower shall provide to the Agent lender’s loss payable endorsements in form and substance reasonably satisfactory to the Agent. In addition, the Agent shall be given thirty (30) days advance notice of any cancellation of insurance. In the event of failure to provide and maintain insurance as herein provided, the Agent may, at its option, provide such insurance and charge the amount thereof to the Borrower as a Revolving Loan. The Borrower shall furnish to the Agent certificates or other evidence satisfactory to the Agent of compliance with the foregoing insurance provisions. The Agent shall not, by the fact of approving, disapproving or accepting any such insurance, incur any liability for the form or legal sufficiency of insurance contracts, solvency of insurance companies or payment of lawsuits, and the Borrower hereby expressly assumes full responsibility therefor and liability, if any, thereunder.

3.11  Maintenance and Use Payment of Taxes. The Borrower will preserve, protect and keep the Collateral in good order and repair, ordinary wear and tear and damage by fire or other casualty excepted, will not use the same in violation of law or any policy of insurance thereon, and will pay promptly when due all taxes and assessments on such Collateral or on its use or operation, except as otherwise permitted by the Credit Agreement.

3.12  General Intangibles. The Borrower will use such measures as are appropriate to preserve its rights in its General Intangibles constituting Collateral.

3.13  Investment Property. Until the occurrence and continuance of an Event of Default hereunder, the Borrower shall retain the right to vote any of the Investment Property constituting Collateral in a manner not inconsistent with the terms of this Agreement and the Credit Agreement. If the Borrower, as registered holder of such Investment Property, receives (i) any dividend, or other distribution in cash or other property in connection with the liquidation or dissolution of the issuer of such Investment Property, or in connection with the redemption or payment of such Investment Property, or (ii) any stock certificate, option or right, or other distribution, whether as an addition to, in substitution of, or in exchange for, such Investment Property, or otherwise, other than as permitted pursuant to the Credit Agreement, the Borrower agrees to accept the same in trust for the Agent and to deliver the same forthwith to the Agent or its designee, in the exact form received, with the Borrower’s endorsement or reassignment when necessary, to be held by the Agent as Collateral. After the occurrence and during the continuance of an Event of Default, upon request of the Agent, the Borrower will (i) deliver all of its Investment Property constituting Collateral and represented by certificates, including without limitation all stock of its Subsidiaries, to the Agent to hold pursuant to the terms of this Agreement (ii) register in the name of the Agent or its designee any uncertificated Investment Property constituting Collateral or the Lenders’ security interest therein on the books maintained by or on behalf of the issuer thereof or the depository therefore and (iii) do all things necessary or desirable, as determined by the Agent, to transfer control over any Investment Property to the Agent including, but not limited to, registering the Agent as the holder of the securities entitlement or commodities contract as appropriate, and entering into any control agreement, in form designated by the Agent, pursuant to which the securities intermediary shall agree that it will comply with the entitlement orders originated by the Agent without further consent of the Borrower, and entering into any control agreement, in form designated by the Agent, pursuant to which the commodity intermediary shall agree that it will apply any value distributed on account of any commodity contract as directed by the Agent without further consent by the Borrower.

3.14  Electronic Chattel Paper and Transferable Records:  For any interest in an electronic chattel paper or any “transferable record,” as that term is defined in Section 201 of the federal electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any jurisdiction applicable to the Borrower, any Collateral or any transaction contemplated hereby, the Borrower shall take such action as the Agent may reasonably request to vest in the Agent control under Section 9-105 of the Uniform Commercial Code of such electronic chattel paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act of such transferable record. The Agent agrees that it will arrange, pursuant to procedures satisfactory to the Agent, so long as such procedures will not result in the Agent’s loss of control, for the Borrower to make alterations to the electronic chattel paper or transferable record permitted under Section 9-105 of the Uniform Commercial Code or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to make without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by the Borrower with respect to such electronic chattel paper or transferable record.

3.15  Bailments, Etc.  If any Collateral is at any time in the possession or control of any warehouseman, bailee or any of the Borrower’s agents or processors, the Borrower shall, upon request of the Agent, (i) notify such warehouseman, bailee, agent or processor of the Security Interest and instruct such warehouseman, bailee, agent or processor to hold all such Collateral for the Agent’s account subject to the Agent’s instructions, (ii) arrange for such warehouseman, bailee, agent or processor to authenticate a record acknowledging that it holds possession of the Collateral for the Agent’s benefit, (iii)  deliver any negotiable warehouse receipt, bill of lading or other document of title issued with regard to the Collateral to the Agent appropriately endorsed to the Agent’s order, and (iv) arrange for the issuance in the name of the Agent, in form reasonably satisfactory to the Agent, any nonnegotiable document of title covering such Collateral.

3.16  Assignment of Claims Act.  If at any time any Accounts of the Borrower arise from contracts with the United States of America or any department, agency or instrumentality thereof, the Borrower shall execute all assignments and take all steps reasonably requested by the Agent in order that all monies due to become due thereunder will be assigned and paid to the Agent under the Assignment of Claims Act of 1940.

3.17  Notes and Instruments.  If at any time any amount payable under or in connection with any of the Collateral is evidenced by any promissory note or other instrument, such note or instrument shall be promptly delivered to the Agent, duly endorsed in a manner satisfactory to the Agent.

3.18  Further Assurances.  Upon the reasonable request of the Agent, and the sole expense of the Borrower, the Borrower will promptly execute and deliver such further instruments and documents and take such further actions as the Agent may deem desirable to obtain the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, filing of any financing statement, continuation statement, amendment or notice under the Uniform Commercial Code or other applicable law. The Borrower authorizes the Agent to file such financing statements without the signature of the Borrower to the extent permitted by applicable law, and to file a copy this Agreement in lieu of a financing statement, and to take any and all actions required by any earlier versions of the Uniform Commercial Code or by other law, as applicable in any relevant Uniform Commercial Code jurisdiction, or by other laws applicable in any foreign jurisdiction. The Borrower shall provide the Agent with any information the Agent shall reasonably request in connection with the foregoing, including, without limitation, the type and jurisdiction of organization of the Borrower, and any organizational identification number issued to the Borrower. The Borrower shall also take all actions requested by the Agent in order to insure the continued perfection and priority of the Agent’s security interest in any of the Collateral and of the preservation of its rights therein.

Section 4.  Notices and Reports Pertaining to Collateral.  The Borrower will, with respect to the Collateral:

(a)           promptly furnish to the Agent, from time to time upon request, reports in form and detail reasonably satisfactory to the Agent;

(b)           promptly notify the Agent of any Encumbrance (except Permitted Encumbrances) asserted against the Collateral, including any attachment, levy, execution or other legal process levied against any of the Collateral, and of any information received by the Borrower relating to the Collateral, including the Accounts, the account debtors, or other persons obligated in connection therewith, that may in any way adversely affect the value of the Collateral as a whole or the rights and remedies of the Agent with respect thereto;

(c)           promptly notify the Agent when it obtains knowledge of actual or imminent bankruptcy or other insolvency proceeding of any material account debtor or issuer of Investment property;

(d)           concurrently with the reports required to be furnished under subsection (a), and immediately if material in amount, notify the Agent of any return or adjustment, rejection, repossession, or loss or damage of or to merchandise represented by Accounts and of any credit, adjustment, or dispute arising in connection with the goods or services represented by Accounts or constituting Inventory;

(e)           promptly after the Borrower establishes any Account with the United States of America or any department, agency or instrumentality thereof, notify the Agent thereof;

(f)            promptly upon acquiring any commercial tort claim, notify the Agent in a writing signed by the Borrower, of the details thereof and grant to the Agent in such writing a security interest therein and in all the Proceeds thereof, such writing to be in form and substance satisfactory to the Agent; and

(g)           promptly upon receipt of any letter of credit issued to the Borrower as beneficiary thereunder or upon acquiring an interest in any electronic chattel paper or any “transferable record,” as that term is defined in section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act, notify the Agent thereof.

Section 5. Agent’s Rights and Remedies in General.

(a)           So long as any Event of Default shall have occurred and is continuing: (i) the Agent may, at its option, without notice or demand, cause all of the Secured Obligations to become immediately due and payable and take immediate possession of the Collateral, and for that purpose the Agent may, so far as the Borrower can give authority therefore, enter upon any premises on which any of the Collateral is situated and remove the same therefrom or remain on such premises and in possession of such Collateral for purposes of conducting a sale or enforcing the rights of the Agent; (ii) the Borrower will, upon demand, assemble the Collateral, and make it available to the Agent at a place and time designated by the Agent that is reasonably convenient to both parties; (iii) the Agent may collect and receive all income and Proceeds in respect to any Collateral and exercise all rights of the Borrower with respect thereto; (iv) the Agent may sell, lease or otherwise dispose of any Collateral at a public or private sale, with or without having such Collateral at the place of sale, and upon such terms and in such manner as the Agent may determine, and the Lenders or any of them may purchase any Collateral at any such sale. Unless such Collateral threatens to decline rapidly in value or is of the type customarily sold on a recognized market, the Agent shall send to the Borrower prior written notice (which, if given within ten (10) days of any sale, shall be deemed to be reasonable) of the time and place of any public sale of such Collateral or of the time after which any private sale or other disposition thereof is to be made. The Borrower agrees that upon any such sale such Collateral shall be held by the purchaser free from all claims or rights of every kind and nature, including any equity of redemption or similar rights, and all such equity of redemption and similar rights are hereby expressly waived and released by the Borrower. In the event any consent, approval or authorization of any governmental agency is necessary to effectuate any such sale, the Borrower shall execute all applications or other instruments as may be required; and (v) in any jurisdiction where the enforcement of its rights hereunder is sought, the Agent shall have, in addition to all other rights and remedies, the rights and remedies of a secured party under the Uniform Commercial Code and other applicable law.

(b)           The Agent may perform any covenant or agreement of the Borrower contained herein that the Borrower has failed to perform and in so doing the Agent may expend such sums as it may reasonably deem advisable in the performance thereof, including, without limitation, the payment of any taxes or insurance premiums, payment to obtain a release of Encumbrance or potential Encumbrance, expenditures made in defending against any adverse claim and all other expenditures which the Agent may make for the protection of Collateral or which it may be compelled to make by operation of law. All such sums and amounts so expended shall be repaid by the Borrower upon demand, shall constitute additional Secured Obligations and shall bear interest from the date said amounts are expended at the rate per annum provided in the Credit Agreement to be paid on Revolving Loans after the occurrence of an Event of Default. No such performance of any covenant or agreement by the Agent on behalf of the Borrower, and no such advance or expenditure therefore, shall relieve the Borrower of any Event of Default under the terms of this Agreement or the other Loan Documents

(c)           Prior to any disposition of Collateral pursuant to this Agreement the Agent may, at its option, cause any of the Collateral to be repaired or reconditioned (but not upgraded unless mutually agreed) in such manner and to the extent as to make it saleable.

(d)           The Agent is hereby granted a license or other right to use, without charge, in the course of the exercise of the Agent’s Rights and Remedies pursuant to Section 6 of this Agreement, the Borrower’s labels, patents, copyrights, right of use of any name, trade secrets, trade names, trademarks, and advertising matter, or any property of a similar nature, relating to the Collateral, in completing production of, advertising for sale and selling any Collateral; and the Borrower’s rights under all licenses and all franchise agreements shall inure to the Agent’s benefit.

(e)           The Borrower recognizes that the Agent may be unable to effect a public sale of all or a part of the Investment Property by reason of certain prohibitions contained  in the Securities Act of 1933 (as amended from time to time, the “Securities Act”) or the securities laws of various states (the “Blue Sky Laws”), but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obligated to agree, among other things, to acquire the Investment Property for their own account, for investment and not with a view to the distribution or resale thereof. The Borrower acknowledges that private sales so made may be at prices and upon other terms less favorable to the seller than if the Investment Property were sold at public sales. The Borrower agrees that the Agent has no obligation to delay sale of any of the Investment Property for the period of time necessary to permit the Investment Property to be registered for public sale under the Securities Act or the Blue Sky Laws, and that private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

(f)           The Agent shall be entitled to retain and to apply the Proceeds of any disposition of the Collateral, first, to its reasonable expenses provided for herein, including attorneys’ fees and other documented legal expenses incurred by it in connection therewith; and second, to the payment of the Secured Obligations in such order of priority as the Agent shall determine. Any surplus remaining after such application shall be paid to the Borrower or to whomever may be legally entitled thereto, provided that in no event shall the Borrower be credited with any part of the Proceeds of the disposition of the Collateral until such Proceeds shall have been received in cash from the Agent. The Borrower shall remain liable for any deficiency.

(g)          The Borrower hereby appoints the Agent and each of the Agent’s designees or agents as attorney-in-fact of the Borrower, irrevocably and with power of substitution, with full authority in the name of the Borrower, the Agent or otherwise, for sole use and benefit of the Lenders, but at the Borrower’s expense, so long as an Event of Default is continuing, to take any and all of the actions specified above in this Section and elsewhere in this Agreement. This power of attorney is a power coupled with an interest and shall be irrevocable for so long as any of the Secured Obligations remain outstanding.

Section 6. Agent’s Rights and Remedies with Respect to Collateral. The Agent may, at its option, at any time and from time to time after the occurrence and during the continuance of an Event of Default, without notice to or demand on the Borrower, take the following actions with respect to the Collateral:

(a)           with respect to any Accounts (i) demand, collect, and receipt of any amounts relating thereto, as the Agent may determine; (ii) commence and prosecute any actions in any court for the purposes of collection any such Accounts and enforcing any other rights in respect thereof, (iii) defend, settle, or compromise any action brought and, in connection therewith, give such discharges or releases as the Agent may deem appropriate; (iv) receive, open and dispose of mail addressed to the Borrower and endorse checks, notes, drafts, acceptances, money orders, bills of lading, warehouse receipts or other instruments or documents evidencing payment, shipment or storage of the goods giving rise to such Accounts or securing or relating to such Accounts, on behalf of and in the name of the Borrower; and (v) sell, assign, transfer, make any agreement in respect of, or otherwise deal with or exercise rights in respect of, any such Accounts or the goods or services which have given rise thereto, as fully and completely as though the Agent were the absolute owner thereof for all purposes;

(b)          with respect to any Equipment and Inventory (i) make, adjust and settle claims under any insurance policy related thereto and place and pay for appropriate insurance thereon; (iii) make repairs or provide maintenance with respect thereto; and (iv) pay any necessary filing fees and any taxes arising as a consequence of any such filing. The Agent shall not thereby relieve the Borrower of its obligation to make such expenditures; and

(c)           with respect to any Investment Property (i) transfer it at any time to Agent, or to its nominee, and receive the income thereon and hold the same as Collateral hereunder or apply it to any matured Secured Obligations; and (ii) demand, sue for, collect or make any compromise or settlement it deems desirable.

Except as otherwise provided herein, the Agent shall have no duty as to the collection or protection of any Collateral nor as to the preservation of any rights pertaining thereto, beyond the safe custody of any Collateral in its possession.

Section 7. Set-Off. Regardless of the adequacy of any Collateral or other means of obtaining repayment of the Secured Obligations, any deposits, balances or other sums credited by or due from the head office of the Agent or any of its branch offices to the Borrower and any property of the Borrower now or hereafter in the possession, custody, safekeeping or control of the Agent or in transit to the Agent may, at any time and from time to time after the occurrence and during the continuance of an Event of Default, without prior notice to the Borrower or compliance with any other condition precedent now or hereafter imposed by statute, rule of law, or otherwise (all of which are hereby expressly waived) be set -off, appropriated and applied by the Agent against any and all Secured Obligations of the Borrower in such manner as the head office of the Agent or any of its branch offices in its sole discretion may determine, and the Borrower hereby grants the Agent a continuing security interest in such deposits, balances, other sums and property for the payment and performance of all such Secured Obligations. ANY AND ALL RIGHTS TO REQUIRE THE AGENT TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE SECURED OBLIGATIONS PRIOR TO EXERCISING ITS RIGHTS OF SETOFF WITH RESPECT TO SUCH DEPOSITS, BALANCES, OTHER SUMS AND PROPERTY OF THE BORROWER ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

Section 8. Waivers. The Borrower waives presentment, demand, notice, protest, notice of acceptance of this Agreement, notice of any loans made, credit or other extensions granted, Collateral received or delivered and any other action taken in reliance hereon and all other demands and notices of any description, except for such demands and notices as are expressly required to be provided to the Borrower under this Agreement or any other Loan Document.  The Borrower waives, to the fullest extent permitted by law, the benefit of all appraisement, valuation, stay, extension and redemption laws now or hereafter in force and all rights of marshaling in the event of any sale or disposition of any of the Collateral with respect to both the Secured Obligations and any Collateral.  The Borrower assents to any extension or postponement of the time of payment or any other forgiveness or indulgence, to any substitution, exchange or release of Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromise or adjustment of any thereof, all in such manner and at such time or times as the Agent may deem advisable.  The Agent may exercise its rights with respect to the Collateral without resorting, or regard, to other collateral or sources of reimbursement for Secured Obligations.  The Agent shall not be deemed to have waived any of its rights with respect to the Secured Obligations or the Collateral unless such waiver is in writing and signed by Agent.  No delay or omission on part of the Agent in exercising any right and no course of dealing shall operate as a waiver of such right or any other right.  A waiver on any one occasion shall not bar or waive the exercise of any right on any future occasion.  All rights and remedies of the Agent in the Secured Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, are cumulative and not exclusive of any remedies provided by law or any other agreement, and may be exercised separately or concurrently.

Section 9. Notices. All notices, approvals, request, demands and other communications  hereunder shall be given in accordance with the provisions of the Credit Agreement.

Section 10. Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the Borrower and its successors and assigns, and shall be binding upon and inure to the benefit of and be enforceable by the Agent and its successors and assigns; provided that the Borrower may not assign or transfer its rights or obligations hereunder.  Without limiting the generality of the foregoing sentence, a Lender may, in the manner and to the extent set forth in the Credit Agreement, assign or otherwise transfer any agreement or any note held by it evidencing, securing or otherwise executed in connection with the Secured Obligations, or sell participations in any interest therein, to any other person or entity, and such other person or entity shall thereupon become vested, to the extent set forth in agreement evidencing such assignment, transfer or participation, with all the rights in respect thereof granted to the Lender herein.  The Lender shall provide notice of any such assignment to the Borrower.

Section 11. Governing Law; Jurisdiction; Venue.  THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER CONSENTS TO THE JURISDICTION OF ANY OF THE FEDERAL OR STATE COURTS LOCATED IN NEW YORK, NEW YORK IN CONNECTION WITH ANY SUIT TO ENFORCE THE RIGHTS OF THE LENDER UNDER THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS AND CONSENTS TO SERVICE OP PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE BORROWER’S ADDRESS SET FORTH HEREIN. THE BORROWER IRREVOCABLY WAIVES ANY OBJECTION IN WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH ACTION BROUGHT IN THE COURTS REFERRED TO IN THIS SECTION AND IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH ACTION THAT SUCH ACTION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

Section 12. Waiver of Jury Trial. EACH OF THE BORROWER AND THE LENDERS HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF THE LENDER RELATING TO THE ADMINISTRATION OR ENFORCEMENT OF THE LOANS AND THE LOAN DOCUMENTS, AND AGREES THAT IT WILL NOT SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW, EACH OF THE BORROWER AND THE LENDERS EACH HEREBY WAIVE ANY RIGHT THEY MAY

HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THE PRECEDING SENTENCE ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE BORROWER (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (b) ACKNOWLEDGES THAT THE LENDERS HAVE BEEN INDUCED TO ENTER INTO THE LOAN DOCUMENTS TO WHICH EACH IS A PARTY BECAUSE OF, AMONG OTHER THINGS, THE BORROWER’S WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

Section 13. General. This Agreement may not be amended or modified except by a writing signed by each of the Borrower and the Agent.  This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument.  Section headings are for convenience of reference only and are not a part of this Agreement.  In the event that any Collateral or any deposit or other sum due from or credited by the Agent is held or stands in the name of the Borrower and another or others jointly, the Agent may deal with the same for all purposes as if it belonged to or stood in the name of the Borrower alone.

THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.

IN WITNESS WHEREOF, the Borrower has caused this Agreement to be duly executed as of the date first written above.

WITNESS	BORROWER
VIRTUSA CORPORATION

/s/ Paul D. Tutun	By:	/s/ Ranjan Kalia
	Name:	Ranjan Kalia
	Title:	SVP and CFO

EXHIBIT A

PERFECTION CERTIFICATE

Attach Perfection Certificate and Borrower Certification